Exhibit 99.3
                                                                    ------------

Bell Atlantic International, Inc.                 Vodafone Americas BV
Bell Atlantic Latin America Holdings, Inc.        [illegible]
Bell Atlantic New Zealand Holdings, Inc.          Rotterdam, The Netherlands


c/o Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York  10036

July 18, 2003


Fintech Advisory Inc.
375 Park Avenue
New York, New York  10152

Attn:  Mr. Julio Herrera

Dear Sirs:

         We are writing in response to your letter of July 17, 2003. Your letter includes a number of inaccurate assertions and allegations, although we do not intend to debate those matters. Please be advised that we have determined not to engage in discussions with Fintech Advisory Inc. ("Fintech") regarding a possible transaction involving Grupo Iusacell, S.A. de C.V. ("Iusacell"), nor do we intend to tender our shares in Iusacell into any offer by Fintech.


                                             Very truly yours,

                                             BELL ATLANTIC INERNATIONAL, INC.

                                             By /s/ Christopher M. Bennett
                                                ---------------------------
                                                Christopher M. Bennett
                                                Authorized  Representative


                                             BELL ATLANTIC LATIN AMERICA
                                               HOLDINGS, INC.

                                             By /s/ Christopher M. Bennett
                                                ---------------------------
                                                Christopher M. Bennett
                                                Authorized  Representative


                                             BELL ATLANTIC NEW ZEALAND
                                               HOLDINGS, INC.

                                             By /s/ Christopher M. Bennett
                                                ---------------------------
                                                Christopher M. Bennett
                                                Authorized  Representative


                                             VODAFONE AMERICAS B.V.

                                             By /s/ Holly Gillis
                                                ---------------------------
                                                Holly Gillis, Senior Counsel
                                                Authorized Signatory by POA